Exhibit 4.5
SUPPLEMENTAL INDENTURE

dated as of June 2, 2023
among
Uber Technologies, Inc.,
Uber International Holding Corporation
And
U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association), as Trustee
______________________________
6.250% Senior Notes due 2028

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of June 2, 2023, among UBER TECHNOLOGIES, INC., a Delaware corporation (the “Company”), UBER INTERNATIONAL HOLDING CORPORATION, a Delaware corporation (the “Undersigned”) and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor to U.S. Bank National Association), as trustee (the “Trustee”).
RECITALS
WHEREAS, the Company, the Guarantors party thereto and the Trustee entered into the Indenture, dated as of September 16, 2020 (the “Indenture”), relating to the Company’s 6.250% Senior Notes due 2028 (the “Notes”);
WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Notes by the Holders, the Company agreed pursuant to the Indenture to cause its Restricted Subsidiaries to provide Guarantees in certain circumstances; and
WHEREAS, pursuant to Section 8.01(f) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of Holders.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:
Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.
Section 2. The Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article 10 thereof.
Section 3. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
EACH OF THE COMPANY, THE UNDERSIGNED AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 4. This Supplemental Indenture may be signed in various counterparts that together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or portable document format (“PDF”) transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.
Section 6. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Note Guarantee of the Undersigned or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Undersigned. All of the provisions contained in the Indenture in respect of the rights, privileges, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
UBER TECHNOLOGIES, INC., as Issuer
By:    /s/ Nelson Chai
Name: Nelson Chai
Title: Chief Financial Officer
UBER INTERNATIONAL HOLDING CORPORATION
By:    /s/ Brian Kuntz
Name: Brian Kuntz
Title: Secretary
U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Trustee
By:    /s/ Alison D. B. Nadeau
Name: Alison D. B. Nadeau
Title: Vice President

[Signature Page – Supplement Indenture – 2028 Note Indenture]